                                                                    EXHIBIT 99.1

                   INSTRUCTIONS AS TO USE OF TEJON RANCH CO.
                             SUBSCRIPTION WARRANTS

                               ----------------

     CONSULT CHASEMELLON SHAREHOLDER SERVICES, L.L.C., YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

   The following instructions relate to a rights offering (the "Rights Offering") by Tejon Ranch Co., a Delaware corporation (the "Company"), to the holders of its Common Stock, par value $.50 per share (the "Common Stock"), as described in the Company's Prospectus dated December, 2000 (the "Prospectus"). Holders of record of shares of the Common Stock at the close of business on January , 2001 (the "Record Date") are receiving one transferable subscription right (collectively, the "Rights") for each share of the Common Stock held by
them on the Record Date. An aggregate of approximately      Rights exercisable
to purchase an aggregate of approximately      shares of the Common Stock are
being distributed in connection with the Rights Offering. Each whole Right is
exercisable, upon payment of $   in cash (the "Subscription Price"), to
purchase     share of the Common Stock (the "Basic Subscription Privilege"). In
addition, subject to the proration described below, each holder of Rights who fully exercises the Basic Subscription Privilege also has the right to subscribe at the Subscription Price for additional Common Stock (the "Oversubscription Privilege"). The shares of the Common Stock will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the shares of the Common Stock so available (the "Over-Subscription Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available shares will be allocated pro rata among holders of the Rights exercising the Oversubscription Privilege, in proportion to the number of shares each such holder has subscribed to purchase pursuant to his or her respective Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Over-Subscription Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Over-Subscription Shares as such holder subscribed for and the remaining Over-Subscription Shares will be allocated among all other holders exercising Oversubscription Privileges. See discussion set forth under "Rights Offering" in the Prospectus.

   No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.

   The Rights will expire at 5:00 p.m., New York City time, on January , 2001, unless extended (the "Expiration Date").

   The number of Rights to which you are entitled is printed on the face of your subscription warrants. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your subscription warrant and returning the certificate to the Subscription Agent in the envelope provided.

   YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION WARRANTS MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1. Subscription Privilege.

   To exercise Rights, complete Form 1 and send your properly completed and executed subscription warrant, together with payments in full of the Subscription Price for each share of the Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription Agent. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares of the Common Stock being subscribed for by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to ChaseMellon Shareholder Services, L.L.C., acting on behalf of the Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at The Chase Manhattan Bank, New York, NY, ABA No. 021 000 021, Attention: ChaseMellon Shareholder Services Reorg. Account: 323-885489 (Tejon Ranch Co.). The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least three business days to clear. Accordingly, holders of the Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription warrant to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the subscription warrant on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription warrant and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of shares of the Common Stock, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed subscription warrants within three New York Stock Exchange trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription warrant must be received by the Subscription Agent within three New York Stock Exchange trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from ChaseMellon Shareholder Services, L.L.C., at the address, or by calling the telephone number, indicated below.

   Banks, brokers or other nominee holders of the Rights who exercise the Rights and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised, and the number of shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights on whose behalf such nominee holder is acting. If more shares of the Common Stock are subscribed for pursuant to the Oversubscription Privilege than are available for sale, such shares will be allocated, as described above, among persons exercising the Oversubscription Privilege in proportion to the number of shares such persons seek to purchase pursuant to the Basic Subscription Privilege.

   The address and telecopier numbers of the Subscription Agent are as follows:

                                      Facsimile Transmission
             By Mail:                       (eligible                      By Hand:
                                       institutions only):
 ChaseMellon Shareholder Services,                            ChaseMellon Shareholder Services,
              L.L.C.                                                        L.L.C.
       Post Office Box 3301               (201) 296-4293           120 Broadway, 13th Floor
       Hackensack, NJ 07606                                           New York, NY 10271
  Attn: Reorganization Department                              Attn: Reorganization Department

                     To confirm receipt of facsimile only:

                                 (201) 496-4860

                            If by Overnight Courier:

                    ChaseMellon Shareholder Services, L.L.C.
                      85 Challenger Road--Mail Drop--Reorg
                           Ridgefield Park, NJ 07660
                        Attn: Reorganization Department

   The address and telephone numbers of ChaseMellon Shareholder Services, L.L.C., for inquiries, information or requests for additional documentation is as follows:

                         44 Wall Street, 7th Floor

                            New York, NY 10005

                                 CALL TOLL-FREE

                              (866) 293-6625

   If you exercise less than all of the Rights evidenced by your subscription warrant by so indicating in Form 1 of your subscription warrant, the Subscription Agent will issue to you a new subscription warrant evidencing the unexercised Rights. However, if you choose to have a new subscription warrant sent to you, you may not receive any such new subscription warrant in sufficient time to permit you to sell or exercise the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if you have not forwarded full payment of the Subscription Price for the number of Rights that you have indicated are being exercised, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole shares of Common Stock which may be exercised for the Subscription Price payment delivered by you and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of shares per Right and multiplied by the number of Rights evidenced by the subscription warrants delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of the Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2. Delivery of Common Stock.

   The following deliveries and payments will be made to the address shown on the face of your subscription warrant unless you provide instructions to the contrary on Form 3.

   (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of the Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of the Common Stock purchased pursuant to the Basic Subscription Privilege.

   (b) Oversubscription Privilege. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares of the Common Stock allocated to such Rights holder pursuant to the Oversubscription Privilege. See "Rights Offering--Over-Subscription Rights" in the Prospectus.

   (c) Cash Payments. As soon as practicable after the Expiration Date, the Subscription Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds, without interest, received in payment of the Exercise Price for each share of the Common Stock that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3. To Sell or Transfer Rights.

   (a) Sale of Rights through a Bank or Broker. To sell all the Rights evidenced by a subscription warrant through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription warrant to your bank or broker. Your subscription warrant should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription warrant as the absolute owner of all of the Rights evidenced by such subscription warrant for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription warrants, if you wish to sell less than all of the Rights evidenced by a subscription warrant, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription warrant divided into subscription warrants of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription warrants evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

   (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the subscription warrant and have your signature guaranteed by an Eligible Institution. A subscription warrant that has been properly transferred in its entirety may be exercised by a new holder without having a new subscription warrant issued. Because only the Subscription Agent can issue subscription warrants, if you wish to transfer less than all of the Rights evidenced by your subscription warrant to a designated transferee, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your subscription warrant into subscription warrants of appropriate smaller denominations by following the instructions in paragraph 4 below. The subscription warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

   (c) Sale of Rights Through the Subscription Agent. To sell all Rights evidenced by a subscription warrant through the Subscription Agent, so indicate on Form 3 and deliver your properly completed and exercised subscription warrant to the Subscription Agent. If you wish to sell less than all of the Rights evidenced by a subscription warrant, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you may have your subscription warrant divided into subscription warrant's of appropriate denominations by following the instructions in paragraph 4 of those instructions. The subscription warrant evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(c). Promptly following the Expiration Date, the Subscription Agent will send the holder a check for the net proceeds from the sale of any rights sold. No assurance can be given that a market will develop for the Rights or that the Subscription Agent will be able to sell any Rights.

4. To Have a Subscription Warrant Divided into Smaller Denominations.

   Send your subscription warrant, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, at least five business days prior to the Expiration Date, in order to allow a sufficient amount of time for new subscription warrants to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription warrants are to be issued in a name other than that in which the old subscription warrant was issued. Subscription certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription warrants in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or transferee for any such delays.

5. Execution.

   (a) Execution by Registered Holder. The signature on the subscription warrant must correspond with the name of the registered holder exactly as it appears on the face of the subscription warrant without any alteration or change whatsoever. Persons who sign the subscription warrant in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

   (b) Execution by Person Other than Registered Holder. If the subscription warrant is executed by a person other than the holder named on the face of the subscription warrant, proper evidence of authority of the person executing the subscription warrant must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

   (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee other than a bank or broker or the Subscription Agent, or if you specify special payment or delivery instructions pursuant to Form 4.

6. Method of Delivery.

   The method of delivery of subscription warrants and payment of the Exercise Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.

7. Special Provisions Relating to the Delivery of Rights Through The Depository Trust Company.

   In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., New York City time on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

   If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege on or prior to the Expiration Date.

8. Substitute Form W-9.

   Each Rights holder who elects to exercise the Rights and those foreign stockholders who allow the Subscription Agent to sell such foreign holder's Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights), or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription Agent (for those holders electing to have the Subscription Agent sell their Rights).

                        PAYOR: Firstar Bank, N.A.

                        Part I--Taxpayer
                        Identification Number (TIN)

                        (A) Enter your TIN in the       Enter your TIN below:
                        box at right and certify by
                        signing and dating as
                        provided in Part III below.
                        See Instructions.               ----------------------

                        (B) Please check the box at
 SUBSTITUTE             right if you have applied             [_]
 FORM W-9               for, and are awaiting
                        receipt of, your TIN.

 Department of         --------------------------------------------------------
 the Treasury

 Internal Revenue      Name ____________________________________________
 Service
                       --------------------------------------------------------
                            (if a joint account or you changed your name, see
                                          Instructions)

                        Business name ___________________________________

                           (if different from above, see Instructions)

                        Check appropriate box: [_] Individual/Sole proprietor [_] Corporation

 Payor's Request      [_] Partnership [_] Other

 for Taxpayer         Address _________________________________________

 Identification            (number, street and apt. or suite no.)

 Number               _________________________________________________

 and Certification               (City, State and ZIP code)

                      --------------------------------------------------------

 Give form
 to the payor.

 Do NOT send          Part II--For Payees exempt from backup withholding,
 to the IRS.          please write "Exempt" below. (See instructions)

                      --------------------------------------------------------

                      Part III--Certification--Under penalties of perjury, I certify that:

                      1. The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me) and

                      2. I am not subject to backup withholding because:
                      (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                      Certification instructions. You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such Item 2.

                      --------------------------------------------------------

                      Sign Here

                      Signature _________________ Date _________________

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 1(B) OF THE SUBSTITUTE FORM W-9 INDICATING YOU HAVE APPLIED FOR, AND ARE AWAITING RECEIPT OF, YOUR TIN.

          CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a TIN has not been issued to me, and either (1) I have mailed or delivered an application to receive a TIN to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN to the Payor by the time of payment, 31% of all reportable payments made to me pursuant to the Offer and the Consent Solicitation will be withheld.

 SIGNATURE ___________________________________________  DATE _________________

          GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                       NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.

   Social security numbers have nine digits separated by two hyphens, e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payor.

-------------------------------------------------------------   -----------------------------------------------------------------
                                  Give the name* and                                                    Give the name and
For this type of account:         SOCIAL SECURITY               For this type of account:               EMPLOYER
                                  number of--                                                           IDENTIFICATION
                                                                                                        number of--
-------------------------------------------------------------   -----------------------------------------------------------------
 1. Individual                    The individual                6.  A valid trust, estate, or pension   Legal entity(4)
                                                                    trust

 2. Two or more individuals       The actual owner of the       7.  Corporate                           The corporation
    (joint account)               account or, if combined
                                  funds, the first individual   8.  Association, club, religious,       The organization
                                  on the account(1)                 charitable, or other tax-exempt
                                                                    organization
 3. Custodian account of a        The minor(2)
    minor (Uniform Gift to                                      9.  Partnership                         The partnership
    Minors Act)
                                                                10. A broker or registered nominee      The broker or nominee
 4. a. The usual revocable        The grantor-trustee(1)
       savings trust account                                    11. Account with the Department of      The public entity
       (grantor is also                                             Agriculture in the name of a
       trustee)                                                     public entity (such as a State
    b. So-called trust account     The actual owner(1)              or local government, school
       that is not a legal or                                       district, or prison) that
       valid trust under state                                      receives agricultural program
       law                                                          payments

 5. Sole proprietorship account   The owner(3)
-------------------------------------------------------------   -----------------------------------------------------------------

 * If you are an individual, you must generally enter the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name and enter your social security number.

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                      NUMBER OF SUBSTITUTE FORM W-9

                                  Page 2

Obtaining a TIN

If you do not have a TIN or you do not know your number, obtain Form SS-5, Application for a Social Security Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), Form W-7, Application for IRS Individual Taxpayer Identification Number (for resident alien individuals required to file U.S. tax returns). You may obtain Form SS-5 from your local Social Security Administration Office and Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS's Internet Web Site at www.irs.gov.

To complete Substitute Form W-9 if you do not have a TIN, write "Applied For" in the space for the TIN in Part 1, sign and date the form, and give it to the payor. Generally, you will then have 60 days to obtain a TIN and furnish it to the payor. If the payor does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payor. Note: Writing "Applied For" means that you have already applied for a TIN OR that you intend to apply for one soon.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Payees specifically exempted from backup withholding on ALL payments include the following:

 .  A corporation.

 .  A financial institution.

 . An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

 .  The United States or any of its agencies or instrumentalities.

 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

 . A foreign government or any of its political subdivisions, agencies or instrumentalities.

 .  An international organization or any of its agencies or instrumentalities.

 . A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

 .  A real estate investment trust.

 .  A common trust fund operated by a bank under section 584(a).

 . An entity registered at all times during the tax year under the Investment Company Act of 1940.

 .  A foreign central bank of issue.

Payments Exempt from Backup Withholding

 Dividends and patronage dividends that generally are exempt from backup withholding include:

 .  Payments to nonresident aliens subject to withholding under section 1441.

 . Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

 .  Payments of patronage dividends not paid in money.

 .  Payments made by certain foreign organizations.

 . Payments made to a middleman known in the investment community as a nominee or custodian.

Interest payments that generally are exempt from backup withholding include:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if (1) this interest payment is $600 or more, (2) the interest is paid in the course of the payor's trade or business and (3) you have not provided a TIN or have provided an incorrect TIN to the payor.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 .  Payments described in section 6049(b)(5) to non-resident aliens.

 .  Payments on tax-free covenant bonds under section 1451.

 .  Payments made by certain foreign organizations.

 . Payments made to a middleman known in the investment community as a nominee or custodian.

Exempt payees described above should file a Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TIN IN PART 1, WRITE "EXEMPT" IN PART 2, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting also are not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws.

You must provide your TIN to the payor whether or not you are required to file a tax return. Payors must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties also may apply.

Penalties

(1) Penalty for Failure to Furnish a TIN.--If you fail to furnish your TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Statements With Respect to Withholding.-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(3) Criminal Penalty for Falsifying Information.-- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.